As filed with the Securities and Exchange Commission on April 27, 2022
No. 333-262625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	30-1205798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S Austin, Texas 78757 (512) 693-4199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan S. Knitowski, Chief Executive Officer Phunware, Inc. 7800 Shoal Creek Blvd, Suite 230-S Austin, Texas 78757 (512) 693-4199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alex R. Allemann, Esq.	Matt Aune
Jeffrey M. McPhaul, Esq.	J. Brendhan Botkin
Winstead PC	Phunware, Inc.
401 Congress Ave., Suite 2100	7800 Shoal Creek Blvd, Suite 230-S
Austin, Texas 78701	Austin, Texas 78757
(512) 370-2800	(512) 693-4199
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 27, 2022

PRELIMINARY PROSPECTUS

4,200,000 Shares of Common Stock

This prospectus covers up to 4,200,000 shares of our common stock, par value $0.0001 par value ("Common Stock") that may be offered for resale or otherwise disposed of by the selling stockholder set forth under the caption "Selling Stockholder" beginning on page 16 of this prospectus, including their pledges, assignees or successors-in-interest.

The shares of Common Stock offered for resale are shares issuable upon exercise of a Warrant to Purchase Common Stock (the "Warrant") issued by Phunware, Inc. ("we," "us," "our" or the "Company") in connection with a private placement of a Series A Convertible Note (the "Private Placement"). The Warrant was originally exercisable for a total of 2,160,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. As a result of an underwritten public offering consummated in February 2021, pursuant to provisions contained within the Warrant, the number of shares for which the Warrant is exercisable increased by 1,680,000 shares of Common Stock (the "Additional Warrant Shares), and the exercise price decreased to $2.25 per share. On February 1, 2022, we entered into a Limited Waiver of Piggyback Registration Rights (the "Limited Waiver") pursuant to which we agreed to register an amount of shares of Common Stock equal 250% of the Additional Warrant Shares with such premium to be registered with respect to any additional shares of Common Stock that could become exercisable as a result of antidilution adjustments provided for in the Warrant.

Upon the exercise of the Warrant, we will receive the exercise price of the Warrant, which is $2.25 per share.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On April 26, 2022, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.07 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the shares of our Common Stock described in this prospectus. This prospectus provides you with a general description of the securities which may be offered.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. It is important for you to read and consider all information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements before making a decision to invest in our Common Stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document, as described in, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should also read and consider the additional information contained in the documents we have incorporated into this prospectus by reference.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

THE COMPANY
Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, US adults spent on average over four hours daily on mobile devices in 2020. Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
In October 2021, we acquired Lyte Technology, Inc. ("Lyte"), a provider of high-performance computer systems to individual consumers. Total consideration for the acquisition consisted of cash and common stock of the Company valued at up to approximately $10.98 million, a portion of which is contingent upon Lyte meeting certain revenue targets.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our core business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various channel partners.
We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.
We expect that our acquisition of Lyte will enable us to enter the personal computer hardware market. We will continue to pursue a direct to consumer selling strategy. We intend to grow revenue and consumer base by expanding into international markets. We also believe our recent acquisition of Lyte will leverage a new distribution network for our blockchain initiatives.
Our Products and Services
Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization; and

•Pre-packaged and custom high-end personal computer systems for gaming, streaming and cryptocurrency mining enthusiasts.
For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Background of the Offering

On July 14, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor and on July 15, 2020 consummated the sale to such investor in a Private Placement of one Series A Note with an initial principal amount of $4,320,000 and one Series B Note with an initial principal amount of $17,280,000 (the "Series B Note," and together with the Series A Note, the "Senior Convertible Notes"). The Series A Note was sold with an original issue discount of $320,000 and the Series B Note was sold with an original issue discount of $1,280,000. As such, the investor paid for the Series A Note by delivering $4,000,000 in cash consideration and paid for the Series B Note by delivering a secured promissory note (the “Investor Note”) with an initial principal amount of $16,000,000. We paid the Senior Convertible Notes in full in April 2021.

In connection with the Private Placement, we also issued the investor a Warrant exercisable for three (3) years for the purchase of an aggregate of up to 2,160,000 shares of our Common Stock, at an exercise price of $4.00 per share. As a result of our underwritten public offering in February 2021, the number of shares issuable and the per share exercise price thereof were each adjusted pursuant to the terms of the Warrant. The total number of shares for which the Warrant is exercisable increased by 1,680,000 shares, while the per share exercise price decreased from $4.00 to $2.25. As of the date of this prospectus, the Warrant is exercisable for the purchase of 1,780,000 shares at the adjusted exercise price.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), with the investor, among other agreements. On February 1, 2022, we entered into a Limited Waiver of Piggyback Registration Rights pursuant to which, in exchange for waiver of certain rights under the Registration Rights Agreement, we agreed to register an amount of shares of Common Stock equal 250% of the Additional Warrant Shares with such premium to be registered to cover any additional shares of Common Stock that could become exercisable as a result of future antidilution adjustments provided for in the Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

THE OFFERING

Common Stock offered by the selling stockholder	4,200,000 shares issuable upon the exercise of the Warrant(1)

Common Stock outstanding prior to the offering	96,759,801 shares(2)(3)

Common Stock outstanding after the offering	100,959,801 shares(3)(4)

Use of proceeds
We will receive the exercise price of the common stock Warrant at the time of exercise, which is $2.25 per share. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholder, or its pledgees, assignees or successors-in-interest. See "Use of Proceeds" beginning on page 15 of this prospectus.

Nasdaq Capital Market ticker symbol	PHUN

Risk Factors
See "Risk Factors" beginning on page 7 of this prospectus and the other information in or incorporated by reference into this prospectus for a discussion on the factors you should consider before making an investment decision.

(1)
This amount equals 250% the maximum number of shares of Common Stock that may be issuable upon exercise of the Warrant with such premium to be registered to cover any additional shares of Common Stock that could become exercisable as a result of future antidilution adjustments provided for in the Warrant. The actual number of shares issued upon exercise of the Warrant may be more or less than this amount in accordance with terms of the Warrant.

(2)	Based on the outstanding shares of our common stock as of December 31, 2021.
(3)	This amount does not include:
•3,956,801 shares of our Common Stock issuable upon the exercise of warrants outstanding as of December 31, 2021, with a weighted-average exercise price of $10.97 per share;

•925,467 shares of our Common Stock reserved for future issuance upon the exercise of outstanding options under our 2009 Equity Incentive Plan (the “2009 Plan”) with a weighted average exercise price of $0.80 per share as of December 31, 2021. The shares reserved for issuance under the 2009 Plan that expire or otherwise terminate without having been exercised in full and shares of common stock issued pursuant to awards granted under the 2009 Plan that are forfeited to or repurchased by us may be added to the 2018 Plan (defined below);

•50,000 shares of our Common Stock reserved for future issuance issuable upon the exercise of outstanding options under our 2018 Equity Incentive Plan (the "2018 Plan") with a weighted average exercise price of $1.08 per share as of December 31, 2021;

•3,576,270 shares of our Common Stock representing unvested stock awards under the 2018 Plan as of December 31, 2021;

•762,038 shares of our Common Stock reserved for issuance and not subject to outstanding awards under the 2018 Plan (exclusive of the 2009 Plan shares that may be added as noted above) as of December 31, 2021; and

•189,215 shares of our Common Stock reserved for issuance pursuant to our 2018 Employee Stock Purchase Plan as of December 31, 2021.
(4)	This amount includes the estimated 4,200,000 shares of our Common Stock, which represents 250% of the number of shares issuable upon the exercise of the Warrant.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the following risk factors, please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to the Company

Our certificate of incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or Exchange Act, each of which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Phunware, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The foregoing exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Act or Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, our certificate of incorporation provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions, provided, however, that the provision will not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and stockholders of the Company will not be deemed to have waived the Company’s compliance with these laws, rules and regulations.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Risks Related to the Offering

Sales of substantial amounts of our Common Stock by the selling stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the selling stockholder of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the selling stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our

Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the ongoing effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PRIVATE PLACEMENT OF THE SENIOR CONVERTIBLE NOTES AND WARRANT

On July 14, 2020, we entered into a Securities Purchase Agreement with an institutional investor and on July 15, 2020 consummated the sale to such investor in a Private Placement of one Series A Note with an initial principal amount of $4,320,000 and one Series B Note with an initial principal amount of $17,280,000. The Series A Note was sold with an original issue discount of $320,000 and the Series B Note was sold with an original issue discount of $1,280,000. As such, the investor paid for the Series A Note by delivering $4,000,000 in cash consideration and paid for the Series B Note by delivering a secured promissory note with an initial principal amount of $16,000,000. We paid the Senior Convertible Notes in full in April 2021.

In addition to the Senior Convertible Notes, we issued a Warrant initially exercisable for three (3) years for the purchase of an aggregate of up to 2,160,000 shares of Common Stock (the “Warrant Shares”), at an exercise price of $4.00 per share. The number of Warrant Shares and exercise price are each subject to adjustment provided under the Warrant. If, at the time of exercise of the Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the Warrant Shares to the Investor, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The Warrant may not be exercised if, after giving effect to the exercise the Investor, together with its Attribution Parties (as defined in the Warrant), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company. In addition, the Warrant limits the number of Warrant Shares for which it is exercisable to an amount equal to 30% of the quotient of (i) the sum of the aggregate amount of unrestricted principal and unrestricted original issue discount, divided by (ii) $3.00.

If the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of Common Stock, or convertible securities or options issuable or exchangeable into Common Stock (a “New Issuance”), under which such Common Stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the Warrant). Upon any adjustment to the exercise price, the number of Warrant Shares that may be purchased upon exercise of the Warrant will be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of Warrant Shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment. In addition, if the Company enters into a Fundamental Transaction (as defined in the Warrants) at any time that a Warrant is outstanding, then, upon any subsequent exercise of the Warrant, the Investor will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of Common Stock are not offered or paid any consideration in such Fundamental Transaction, such holder of Common Stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

As a result of an underwritten public offering consummated in February 2021, pursuant to the terms of the Warrant, the number of shares for which the Warrant is exercisable increased by 1,680,000 shares of Common Stock (the "Additional Warrant Shares) and the exercise price decreased to $2.25 per share. On February 1, 2022, we entered into a Limited Waiver of Piggyback Registration Rights (the "Limited Waiver") pursuant to which we agreed to register an amount of shares of Common Stock equal 250% of the Additional Warrant Shares with such premium to be registered with respect to any additional shares of Common Stock that could become exercisable as a result of antidilution adjustments provided for in the Warrant.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of July 15, 2020 between the Investor and us, we have granted certain registration rights to the noteholder. The Registration Rights Agreement requires us to have the registration statement of which this prospectus is a part declared effective by October 13, 2020. It also grants the Investor customary “piggyback” registration rights. If we fail to file the registration statement or have it declared effective by the deadline above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, we will pay certain Registration Delay Payments to such noteholder (as defined in the Registration Rights Agreement).

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Senior Convertible Notes, the Investor Note, the Warrant, the Registration Rights Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are incorporated as exhibits to the Registration Statement of which this prospectus forms a part and are incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our securities offered by the selling stockholder under this prospectus, except upon cash exercise of the Warrant by the warrant holder. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholder, or its pledgees, assignees or successors-in-interest.

The shares issuable upon exercise of the Warrant will not, upon effectiveness (and continued effectiveness) of this Registration Statement of which this prospectus is a part, be eligible for cashless exercise. There is no assurance that the Warrant will ever be exercised for cash. However, assuming the exercise of the Warrant for cash in full, at an exercise price of $2.25 per share, the selling stockholder would pay us aggregate consideration of $3,780,000, for the issuance of shares of Common Stock thereunder, assuming no additional adjustments provided for in the Warrant. The proceeds to us of such Warrant exercise, if any, will not be subject to any restrictions. We plan to use any cash received from the exercise of the Warrant for general corporate purposes. We cannot precisely estimate the allocation of the proceeds from any exercise of the Warrant for cash. Accordingly, in the event the Warrant is exercised for cash, our management will have broad discretion in the application of the proceeds of such exercise.

SELLING STOCKHOLDER

The shares of our Common Stock being offered by the selling stockholder are those issuable to the selling stockholder upon the exercise of the Warrant. For additional information regarding the issuance of the Warrant, see Private Placement of Senior Convertible Notes and Warrant" above. We are registering the shares of our Common Stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the purchase and ownership of the March 2020 Note issued pursuant to a securities purchase agreement dated March 19, 2020 and the Senior Convertible Notes and the Warrant issued pursuant to the Securities Purchase Agreement (described above), the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholder. The second column lists the number of shares (and percentage) of Common Stock beneficially owned by the selling stockholder, based on their ownership of shares of common stock and Warrant, as of December 31, 2021, assuming exercise of the Warrant in full held by such selling stockholder on that date but taking account of any limitations on conversion set forth therein.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder and does not take in account any limitations on the exercise of the Warrant set forth therein.

In accordance with the terms of the Registration Rights Agreement and the Limited Waiver, this prospectus generally covers the resale of 250% of the maximum number of shares of our Common Stock currently issuable upon exercise of the Warrant (without regard to any limitations on the exercise contained therein solely for the purpose of such calculation). Because the exercise price of the Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Warrant, the selling stockholder may not exercise the Warrant to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)(3)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Shares	Percent		Shares	Percent
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(2)	1,780,000	1.8%	4,200,000	—	—

(1)      The percentage of ownership before the offering is calculated based on 96,759,801 shares outstanding as of December 31, 2021. The percentage of ownership after the offering assumes the issuance of all of the shares underlying Warrant that are offered for resale hereby, and the sale by such selling stockholder of all of the shares offered for resale hereby.

(2)    Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, (“Alto Opportunity Master Fund B”), has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund B. Waqas Khatri is the managing member of Ayrton Capital LLC and in his capacity as director of Alto Opportunity Master Fund B, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Mr. Khatri disclaims any beneficial ownership of these shares. The address of Ayrton Capital, LLC is 55 Post Road West, 2nd Floor, Westport, CT 06880.

(3)    The maximum number of shares into which the Warrant held by Alto Opportunity Master Fund B would be currently exercisable, assuming no antidilution adjustments would be approximately 1,780,000 shares of Common Stock, which is less than 4.99% of the outstanding shares of the Company.

PLAN OF DISTRIBUTION

We are registering the shares of our Common Stock issuable upon the exercise of the Warrant to permit the resale of these shares of Common Stock by the holder of the Warrant from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our Common Stock, although we may receive cash from the exercise of the Warrant, in the event that it is not exercised by the selling stockholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholder may sell all or a portion of the shares of our Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our Common Stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than those on these exchanges or systems or in the over-the-counter market;
•through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales made after the date the Registration Statement is declared effective by the SEC;
•broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of our Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our Common Stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrant or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholder(s) to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of Common

Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder(s) and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our Common Stock to engage in market-making activities with respect to the shares of our Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of our Common Stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of our Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2021 and 2020 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 7, 2021;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on February 4, 2022, March 18, 2022 and March 23, 2022;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 15, 2021; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing, emailing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$925.66
Accounting fees and expenses	5,000.00
Legal fees and expenses	15,000.00
Printing expenses	500.00
Miscellaneous fees and expenses	500.00
Total	$21,925.66

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or (iv) any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that (i) we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; (ii) we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and (iii) the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits and Financial Statement Schedules

A list of the exhibits required by Item 601 of Regulation S-K are listed below in the "Exhibit Index" are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)`    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    (A)     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(ii)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than the registration statement relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Description
4.1*		Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.2*		Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.3*		Certificate of Designation (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K (File No. 001-37862) filed with the SEC on January 2, 2019).
4.4*		Specimen common stock certificate of the Registrant (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4/A (File No. 333-224227), filed with the SEC on November 6, 2018).
5.1**		Opinion of Winstead PC.
10.1*		Form of Security Purchase Agreement (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.2*		Form of Series A Convertible Note (Incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.3*		Form of Series B Convertible Note (Incorporated by reference to Exhibit 10.3 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.4*		Form of Note Purchase Agreement (Incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.5*		Form of Secured Promissory Note (Incorporated by reference to Exhibit 10.5 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.6*		Form of Master Netting Agreement (Incorporated by reference to Exhibit 10.6 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.7*		Form of Warrant (Incorporated by reference to Exhibit 10.7 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
10.8*		Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.8 of the Registrant's Form 8-K (File No. 001-37862), filed with the SEC on July 16, 2020).
23.1**		Consent of Marcum LLP.
23.2**		Consent of Winstead PC (included in Exhibit 5.1).
24.1*		Power of Attorney.
107**		Filing Fee Table.

	*	Previously filed.
	**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Austin, State of Texas, on April 27, 2022.

PHUNWARE, INC.

By:	/s/ Alan S. Knitowski
Alan S. Knitowski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on April 27, 2022.

Name	Title

/s/ Alan S. Knitowski	Chief Executive Officer and Director
Alan S. Knitowski	(Principal Executive Officer)

/s/ Matt Aune	Chief Financial Officer
Matt Aune	(Principal Accounting and Financial Officer)

*	Director
Keith Cowan

*	Chief Operating Officer and Director
Randall Crowder

*	Director
Ryan Costello

*	Director
Eric Manlunas

*	Director
Kathy Tan Mayor

*	Director
Rahul Mewawalla

* By:	/s/ Alan S. Knitowski
Alan S. Knitowski
Attorney-in-Fact